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                                                                     Exhibit 3.1

                         FORM OF AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                        VLASIC FOODS INTERNATIONAL INC.


     First.  Name.  The name of the Corporation is Vlasic Foods International
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Inc.

     Second.  Registered Office.  The address of the Corporation's initial
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registered office in the State of New Jersey is Campbell Place, Camden, New
Jersey.  The name of the Corporation's registered agent at such address is Norma
B. Carter.

     Third.  Purpose.  The purposes for which the Corporation is organized are
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to engage in any lawful business purpose or purposes for which corporations may be organized under the Business Corporation Act of the State of New Jersey (the "Business Corporation Act") and to possess and exercise all of the powers and privileges granted by such law.

     Fourth.  Authorized Capital.  The aggregate number of shares of stock which
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the Corporation shall have authority to issue is 60,000,000 shares, consisting of 4,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), and 56,000,000 shares of Common Stock, without par value ("Common Stock").

          The designation, relative voting, dividend, liquidation and other rights, preferences and limitations of the Preferred Stock and the Common Stock of the Corporation and the authority of the Board of Directors of the Corporation to divide the shares of Preferred Stock into classes or series and to determine and change the relative rights, preferences and limitations of any such class or series are as follows:

          A.   Preferred Stock.
               ---------------

               1.   Terms.  The Board of Directors shall have authority to adopt
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          and to cause to be executed and filed, without further approval of the shareholders, an amendment or amendments to this Amended and Restated Certificate of Incorporation to divide any unissued shares of Preferred Stock into one or more classes and into series within any class or classes of Preferred Stock, to authorize the issuance of such shares for such consideration as the Board of Directors may determine, and to determine in any one or more respects from time to time before issuance of such unissued shares:

                    a. The distinctive designation of the class or series and the number of shares which will constitute the class or series;
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                    b.   The dividend rate and the times of payment of dividends
               on the shares of the class or series, whether dividends will be cumulative, and if so, from what date or dates;

                    c. The price or prices at which, and the terms and conditions on which, the shares of the class or series may be redeemed by the Corporation;

                    d. Whether or not the shares of the class or series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                    e. Whether or not the shares of the class or series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                    f. The rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    g. Whether or not the shares of the class or series will have priority over or be on a parity with or be junior to the shares of any other class or series in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or being on a parity with the shares of such class or series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other class or series ranking junior to the shares of the class or series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior class or series, and the terms of any such restriction;

                    h. Subject to paragraph 2. below, whether the class or series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

                    i. Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series as are not inconsistent with this Amended and Restated Certificate of Incorporation and the Business Corporation Act.

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               2.   Voting Rights. The Board of Directors shall have authority
                    -------------
          to determine voting rights for the holders of the shares of any class or series of Preferred Stock, provided that the voting rights shall be limited to any or all of the following:

                    a. the right to elect, voting as a class, a maximum of two directors upon default of the equivalent of six quarterly dividends, whether or not the defaulted dividends occurred in consecutive periods, and such right will remain in effect until cumulative dividends have been paid in full or until non-cumulative dividends have been paid regularly for at least one year;

                    b. the right to approve, by at least a majority of the outstanding shares of the class or classes of Preferred Stock affected, any increase in the authorized number of shares of such class or classes or the creation of a class of equal rank;

                    c. the right to approve, by at least two-thirds of the outstanding shares of Preferred Stock, the creation of a senior equity security, provided that the Board of Directors may create a senior equity security without such shareholder vote if (i) stockholders authorized such action by the Board of Directors at the time the existing class of Preferred Stock was created or
               (ii) the holders of shares of the existing class of Preferred Stock previously received adequate notice of the redemption thereof, which redemption must occur within 90 days, unless all or part of the existing issue is being retired with proceeds from the sale of the new senior equity security; and

                    d. the right to approve, by at least two-thirds of the outstanding shares of the class of Preferred Stock affected, the adoption of any amendment to this Amended and Restated Certificate of Incorporation or the By-Laws that would materially change existing terms of such class of Preferred Stock, provided that if all series of a class of Preferred Stock are not equally affected by such amendment, then such amendment shall receive the approval of two-thirds of the outstanding shares of the class and, in addition, two-thirds of the outstanding shares of the series that will have a diminished status.

               3.   Changes to Terms.  The Board of Directors shall have
                    ----------------
          authority to change the designation or the relative rights, preferences and limitations of any of the shares of any theretofore established class or series of the Preferred Stock for which no shares have been issued, and, further, the Board of Directors shall have authority to increase or decrease the number of shares of any class or series theretofore established (provided,

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          however, that the number of shares of any class or series shall not be decreased to a number less than that of the shares of that class or series then outstanding).

               4.   Dividends.  Holders of Preferred Stock shall be entitled to
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          receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective class or series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock.

               5.   Preference on Liquidation.  In the event of the voluntary or
                    -------------------------
          involuntary liquidation, dissolution or winding up of the Corporation, holders of each class or series of Preferred Stock will be entitled to receive the amount fixed for such class or series plus, in the case of any class or series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been set forth in the amendment to this Amended and Restated Certificate of Incorporation establishing the class or series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

               6.   Redemption.  The Corporation, at the option of the Board of
                    ----------
          Directors, may redeem all or part of the shares of any class or series of Preferred Stock on the terms and conditions fixed for such class or series.

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          B.   Common Stock.
               ------------

               1.   Dividends.  Subject to the express terms of any Preferred
                    ---------
          Stock, holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors.

               2.   Distribution of Assets.  In the event of the voluntary or
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          involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock will be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

               3.   Voting Rights.  Except as otherwise required by law, and
                    -------------
          subject to the express terms of any amendment to this Amended and Restated Certificate of Incorporation designating the terms of any class or series of Preferred Stock, the holders of Common Stock shall have the general right to vote for all purposes, including the election of directors, and shall be entitled to one vote for each share thereof held. The holders of Common Stock shall not be entitled to cumulative voting in the election of directors of the Corporation.

     Fifth.  Directors.  Upon the effective date of this Amended and Restated
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Certificate of Incorporation, the number of directors of the Corporation shall be [five], and the names and business addresses of such directors shall be as follows:

          Donald J. Keller     Vlasic Foods International Inc.
                               Campbell Place
                               Camden, New Jersey 08103

          Robert F. Bernstock  Vlasic Foods International Inc.
                               Campbell Place
                               Camden, New Jersey 08103

          [Others To Come]

          The number of directors of the Corporation may be increased or decreased from time to time by the Board of Directors. Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, vacancies in the Board of Directors resulting from an increase in the number of directors may be filled by the Board of Directors in accordance with the Business Corporation Act, and any director so elected shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified.

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          The Board of Directors, by the affirmative vote of two-thirds of the directors in office, may remove a director or directors for cause where, in the judgment of such two-thirds majority, the continuation of the director or directors in office would be harmful to the interests of the Corporation and may suspend the director or directors for a reasonable period pending final determination of whether cause exists for such removal.

     Sixth.  Vote Required for Certain Actions.  The following action may be
             ---------------------------------
taken by the affirmative vote of two-thirds of the votes cast by the holders of all of the Corporation's outstanding shares of stock entitled to vote thereon, and, in addition, if any class or series is entitled to vote thereon as a class, the affirmative vote of two-thirds of all of the votes which the holders of each such class or series are entitled to cast thereon:

               (i) the adoption by the shareholders of a proposed amendment of this Amended and Restated Certificate of Incorporation of the Corporation;

               (ii) the adoption by the shareholders of a proposed plan of merger or consolidation involving the corporation;

               (iii) the approval by the shareholders of a sale, lease, exchange, or other disposition of all, or substantially all, the assets of the Corporation otherwise than in the usual and regular course of business as conducted by the Corporation; and

               (iv)   dissolution.

     Seventh. Except as otherwise provided by statute or by this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, as in each case the same may be amended from time to time, all corporate powers may be exercised by the Board of Directors. Without limiting the foregoing, the Board of Directors shall have the power, without shareholder action except where required by the Business Corporation Act:

               (i)    to amend the By-Laws of the Corporation;

               (ii) to authorize the Corporation to issue for cash or property shares of any class or series of its stock, now or hereafter authorized but unissued or held in the treasury; and

               (iii) to authorize the borrowing of money, the issuance of bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of any class or series of stock of the Corporation or otherwise, and, as security for money borrowed or bonds, debentures, notes and other obligations or evidences of indebtedness

                                      -6-
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          issued by the Corporation, the mortgaging or pledging of any property, real, personal, or mixed, then owned or thereafter acquired by the corporation.

     Eighth.  Limitation on Liability.  The directors of the Corporation shall
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be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Business Corporation Act. Without limiting the generality of the foregoing, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of any duty owed to the Corporation or its shareholders, except that this Article Eighth shall not relieve a director from liability for any breach of duty based upon an act or omission (a) in breach of such director's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such director of an improper personal benefit. As used in this Article Eighth, an act or omission in breach of a director's duty of loyalty means an act or omission which that director knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he or she has a material conflict of interest. Any repeal or modification of this Article Eighth shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     Ninth.  Effective Date.  The effective date of this Amended and Restated
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Certificate of Incorporation shall be [March 30,] 1998.

Dated:  March ___, 1998                 VLASIC FOODS INTERNATIONAL INC.



                                        By _____________________________
                                          Name:
                                          Title:

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